SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 28, 2004

Cooper Cameron Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13884 (Commission File Number)	76-0451843 (I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)

Registrant’s telephone number, including area code (713) 513-3300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

The following is being furnished as an exhibit to this report.

Exhibit 99.1	Press Release of Cooper Cameron Corporation, dated April 28, 2004 — Cooper Cameron First Quarter Earnings Per Share $0.31 vs. $0.15 Last Year

Item 12. Disclosure of Results of Operations and Financial Condition.

On April 28, 2004, Cooper Cameron Corporation issued a press release announcing its results of the first quarter ended March 31, 2004. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.

Exhibit 99.1 to this report contains a “non-GAAP financial measure” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The non-GAAP financial measure reflects earnings before interest, taxes, depreciation and amortization expense (“EBITDA”). A reconciliation of EBITDA to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) is included as an attachment to the press release. The Company believes the presentation of EBITDA is useful to the Company’s investors because EBITDA is an appropriate measure of evaluating the Company’s operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company’s securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COOPER CAMERON CORPORATION
	By:	/s/ Franklin Myers
Franklin Myers
Date: April 28, 2004		Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Cooper Cameron Corporation’s press release dated April 28, 2004.